Exhibit 10.2
NONCOMPETITION AGREEMENT
This Noncompetition Agreement (this “Noncompetition Agreement”), dated as of September 30, 2013, is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the “Company”) and Bradley A. Perkins (the “Executive”).
WHEREAS, the Company desires to secure certain confidentiality and noncompetition restrictions on the Executive from and after the date hereof and the Executive desires to provide such restrictions, in each case pursuant to the terms and conditions hereof;
WHEREAS, the parties desire to enter into this Noncompetition Agreement setting forth the terms and conditions of the Executive’s confidentiality and noncompetition restrictions; and
NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
1. Consideration. In consideration for the Executive agreeing to abide by the terms and conditions of this Noncompetition Agreement, the Company shall pay Executive $1,900,000, as a lump sum cash payment within 30 days of the date hereof.
2. Confidentiality. The Executive covenants and agrees that he will not at any time during and after the end of his employment, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) of the Company. As used herein, “Confidential Information” of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Company, which information is not generally known to the public or by others in the businesses in which the Company is engaged or which information relates to specific investment opportunities within the scope of the Company’s business which were considered by the Executive or the Company during the term of his employment.
3. Noncompetition. The Executive covenants and agrees that while the Executive remains employed by the Company or its subsidiary and for a period of 18 months following the termination of the Executive’s employment, the Executive shall not, directly or indirectly own any interest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity which is a general acute care hospital system or is in the general acute care hospital or general acute care hospital management business. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 3 shall not prevent the Executive from (a) acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation or (b) working as an accountant or an attorney for a law or accounting firm.
4. Entire Agreement. This Noncompetition Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Noncompetition Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Noncompetition Agreement or otherwise.

5. Amendment or Modification, Waiver. No provision of this Noncompetition Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Noncompetition Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time. This Noncompetition Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him.
6. Severability. If any provision of this Noncompetition Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Noncompetition Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.
7. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Noncompetition Agreement to the extent necessary to the intended preservation of such rights and obligations.
8. Governing Law; Attorney’s Fees.
(a) This Noncompetition Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflicts of laws principles.
(b) The prevailing party in any dispute arising out of this Noncompetition Agreement shall be entitled to be paid its reasonable attorney’s fees incurred in connection with such dispute from the other party to such dispute.
9. Headings. All descriptive headings of sections and paragraphs in this Noncompetition Agreement are intended solely for convenience, and no provision of this Noncompetition Agreement is to be construed by reference to the heading of any section or paragraph.
10. Counterparts. This Noncompetition Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

VANGUARD HEALTH SYSTEMS, INC.

By:	/s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

THE EXECUTIVE

By:	/s/ Bradley A. Perkins
Name: Bradley A. Perkins